Exhibit 3.107

Entity #: 4235399
Date Filed: 12/24/2013
Effective Date: 12/31/2013
Carol Alchele
Secretary of the Commonwealth

ARTICLES/CERTIFICATE OF MERGER

SOUTHWOOD PSYCHIATRIC HOSPITAL, INC.

(a Pennsylvania corporation)

WITH AND INTO

SOUTHWOOD MERGER SUB, LLC

(a Pennsylvania limited liability company)

Pursuant to Sections 1921 through 1932 of the Pennsylvania Business Corporation Law of 1988 and Section 8956 of the Pennsylvania Limited Liability Company Law, inclusive, Southwood Psychiatric Hospital, Inc., a Pennsylvania corporation and Southwood Merger Sub, LLC, a Pennsylvania limited liability company, submit the following Articles/Certificate of Merger for the purpose of merging Southwood Psychiatric Hospital, Inc. with and into Southwood Merger Sub, LLC (the “Merger”):

1. The name of the Surviving Company, the state under which it is organized and its registered office in the Commonwealth of Pennsylvania are:

Name of entity	Southwood Merger Sub, LLC
State of Organization	Pennsylvania
Registered office in Commonwealth of	c/o CT Corporation System
Pennsylvania	Philadelphia County

2. The name and address of the registered office of Southwood Psychiatric Hospital, Inc. in the Commonwealth of Pennsylvania is CT Corporation System, Philadelphia County.

4. The Merger shall be effective at 11:48 p.m. EST on December 31, 2013 (the “Effective Time”).

5. Southwood Psychiatric Hospital, Inc. and Southwood Merger Sub, LLC have entered into a Plan of Merger (the “Plan”), attached hereto as Exhibit A. The Plan was approved by the sole member of Southwood Merger Sub, LLC without a meeting pursuant to an action by written consent pursuant to 15 Pa.C.S.A. §8957(g). The Plan was approved by the Board of Directors of Southwood Psychiatric Hospital, Inc. without a meeting pursuant to an unanimous action by written consent pursuant to 15 Pa.C.S. §1924(b)(2).

6. The full text of the Plan is on file at the principal place of business of Acadia Healthcare Company, Inc., at the address of which is 830 Crescent Centre Drive, Suite 610, Franklin, TN 37067. A copy of the Plan will be furnished, on request and without cost, to any member of Southwood Merger Sub, LLC or shareholder of Southwood Psychiatric Hospital, Inc.

7. At of the Effective Time, Southwood Psychiatric Hospital, Inc. shall cease to exist as a separate corporation.

(Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly caused this Certificate of Merger to be executed by its duly authorized officers as of this 20th day of December, 2013.

SOUTHWOOD PSYCHIATRIC HOSPITAL, INC.,
A Pennsylvania corporation

By:
Christopher L. Howard
Vice President and Secretary

SOUTHWOOD MERGER SUB, LLC, a Pennsylvania limited liability company

By:
Christopher L. Howard
Vice President and Secretary

Exhibit A

Plan of Merger

PLAN OF MERGER

OF

SOUTHWOOD PSYCHIATRIC HOSPITAL, INC.

(a Pennsylvania corporation)

with and into

SOUTHWOOD MERGER SUB, LLC

(a Pennsylvania corporation)

THIS PLAN OF MERGER (the “Plan”) is made and entered into as of this 20th day of December, 2013, by and between Southwood Psychiatric Hospital, Inc., a Pennsylvania corporation (“Merging Corporation”), and Southwood Merger Sub, LLC, a Pennsylvania limited liability company (“Surviving Company”).

WHEREAS, the boards of directors of the Merging Corporation and the sole member of the Surviving Company have determined that it is in the best interests of their respective companies to effect the Merger, as defined below, provided for herein upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the parties hereto adopt the following Plan of Merger and agree as follows:

1. The undersigned intend that (i) the Plan of Merger constitutes a “plan of liquidation” within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder and (ii) the Merger shall qualify as a complete liquidation of the Merging Corporation under Section 332 of the Code and Treasury regulations thereunder.

2. Subject to the terms and conditions of this Plan, the Merging Corporation shall be merged with and into Surviving Company, and the separate corporate existence of Merging Corporation shall thereupon cease (collectively, the “Merger”). The corporate identity, existence, powers, rights and immunities of Surviving Company shall continue unimpaired by the Merger, and Surviving Company shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Merging Corporation, all without further act or deed. Surviving Company shall continue to be governed by the laws of the State of Pennsylvania.

4. At the Effective Time, the outstanding ownership interests of Surviving Company immediately prior to the Merger shall remain outstanding and unchanged, and the outstanding capital stock of Merging Corporation immediately prior to the Merger shall be cancelled without consideration.

5. At the Effective Time, the name of the Surviving Corporation will be changed to Southwood Psychiatric Hospital, LLC.

6. The Merger shall become effective at 11:48 p.m. EST on December 31, 2013 (the “Effective Time”).

IN WITNESS WHEREOF, the undersigned have caused this Plan to be executed as of the date first set forth above.

SOUTHWOOD PSYCHIATRIC HOSPITAL, INC.

By:
Christopher L. Howard
Vice President and Secretary

SOUTHWOOD MERGER SUB, LLC

By:
Christopher L. Howard
Vice President and Secretary